UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 26, 2023

Statera Biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2580 East Harmony Road, Suite 316 Fort Collins, CO 80528
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	OTC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Preferred Stock

On January 26, 2023, the board of directors (the “Board”) of Statera Biopharma, Inc. (the “Company”) declared a dividend of one one-thousandth of a share of Series B Preferred Stock, par value $0.005 per share (“Series B Preferred Stock”), for each outstanding share of the Company’s common stock, par value $0.005 per share (“Common Stock”) to stockholders of record at 5:00 p.m. Eastern Time on February 1, 2023 (the “Record Date”).

Series B Certificate of Designation

The preferences, rights, limitations and other matters relating to the Series B Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate of Designation”).

The Certificate of Designation authorizes the Company to issue 70,000 of its 1,000,000 authorized shares of preferred stock as Series B Preferred Stock.

The following is a summary of the principal terms of the Series B Preferred Stock as set forth in the Certificate of Designation:

General; Transferability. Shares of Series B Preferred Stock will be uncertificated and represented in book-entry form. No shares of Series B Preferred Stock may be transferred by the holder thereof except in connection with a transfer by such holder of any shares of Common Stock held by such holder, in which case a number of one one-thousandths (1/1,000ths) of a share of Series B Preferred Stock equal to the number of shares of Common Stock to be transferred by such holder will be automatically transferred to the transferee of such shares of Common Stock.

Voting Rights. Each share of Series B Preferred Stock will entitle the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series B Preferred Stock will have a ratable number of votes). Thus, each one-thousandth of a share of Series B Preferred Stock would entitle the holder thereof to 1,000 votes. The outstanding shares of Series B Preferred Stock will vote together with the outstanding shares of Common Stock of the Company as a single class exclusively with respect to (1) any proposal to adopt an amendment to the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of Common Stock from 150,000,000 shares to 250,000,000 shares and to reflect a corresponding increase in the total number of shares the Corporation is authorized to issue from 151,000,000 shares to 251,000,000 shares (the “Authorized Share Increase”), (2) any proposal to adopt an amendment to the Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-10 and not greater than 1-for-300, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Board and publicly announced by the Company on or before March 11, 2024 without further approval or authorization of the stockholders (the “Reverse Stock Split”), and (3) any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Authorized Share Increase and the Reverse Stock Split (the “Adjournment Proposal”). The Series B Preferred Stock will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law.

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Authorized Share Increase, the Reverse Stock Split or the Adjournment Proposal, the vote of each share of Series B Preferred Stock (or fraction thereof) entitled to vote on the Authorized Share Increase, the Reverse Stock Split and the Adjournment Proposal brought before any meeting of stockholders held to vote on such matters shall be cast in the same manner as the vote, if any, of the share of Common Stock (or fraction thereof) in respect of which such share of Series B Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Authorized Share Increase, the Reverse Stock Split and the Adjournment Proposal, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series B Preferred Stock (or fraction thereof) held by such holder. Holders of Series B Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series B Preferred Stock on the Authorized Share Increase, the Reverse Stock Split or the Adjournment Proposal brought before any meeting of stockholders held to vote on such matters.

Dividend Rights. The holders of Series B Preferred Stock, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The Series B Preferred Stock will rank senior to the Common Stock as to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution to the holders of Common Stock, an amount in cash equal to $0.005 per outstanding share of Series B Preferred Stock.

Redemption. All shares of Series B Preferred Stock that are not voted by duly returning a proxy card prior to the opening of any meeting of stockholders held to vote on the Authorized Share Increase, the Reverse Stock Split and the Adjournment Proposal will automatically be redeemed in whole, but not in part, by the Company as of immediately prior to the opening of such meeting (the “Initial Redemption Time”) without further action on the part of the Company or the holder of shares of Series B Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series B Preferred Stock that have not been redeemed pursuant to an Initial Redemption will be redeemed in whole, but not in part, automatically upon the approval by the Corporation’s stockholders of the Authorized Share Increase and the Reverse Stock Split at any meeting of stockholders held for the purpose of voting on such proposals. Notwithstanding the foregoing, the Board may, in its sole discretion and at any time, order redemption of all, but not part, of the outstanding shares of Series B Preferred Stock by delivering written notice of redemption to each holder of record of outstanding shares of Series B Preferred Stock not less than two (2) days prior to the redemption date specified in such notice.

Each share of Series B Preferred Stock redeemed in any redemption described above will be redeemed in consideration for the right to receive an amount equal to $0.005 in cash for each whole share of Series B Preferred Stock that are “beneficially owned” by the “beneficial owner” (as such terms are defined in the Certificate of Designation) thereof as of immediately prior to the applicable redemption time and redeemed pursuant to such redemption. However, the redemption consideration in respect of the shares of Series B Preferred Stock (or fractions thereof) redeemed in any redemption described above: (i) will entitle the former beneficial owners of less than two whole shares of Series B Preferred Stock redeemed in any redemption to no cash payment in respect thereof and (y) will, in the case of a former beneficial owner of a number of shares of Series B Preferred Stock (or fractions thereof) redeemed pursuant to any redemption that is not equal to a whole number that is a multiple of two, entitle such beneficial owner to the same cash payment, if any, in respect of such redemption as would have been payable in such redemption to such beneficial owner if the number of shares (or fractions thereof) beneficially owned by such beneficial owner and redeemed pursuant to such redemption were rounded down to the nearest whole number that is a multiple of two (such, that for example, the former beneficial owner of 21.5 shares of Series B Preferred Stock redeemed pursuant to any redemption will be entitled to receive the same cash payment in respect of such redemption as would have been payable to the former beneficial owner of 20 shares of Series B Preferred Stock redeemed pursuant to such redemption).

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund. The Series B Preferred Stock is not subject to any restriction on the redemption or repurchase of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

The Certificate of Designation was filed with the Delaware Secretary of State and became effective on January 31, 2023. The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Amendment to the Bylaws

On January 26, 2023, the Board approved the second amendment to the Company’s Second Amended and Restated By-laws (as amended, the “Bylaws”), which became effective immediately. Such amendment amends Section 8 of Article II of the Bylaws to reduce the quorum requirements for any meeting of stockholders of the Company from a majority to 33.34% of all the votes entitled to be cast at such meeting.

The foregoing summary of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is hereby incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit

Exhibit No.	Description
3.1
Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock of the Company, dated January 31, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 1, 2023, File No. 001-32954).

3.2	Second Amendment to Second Amended and Restated By-Laws.*
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: February 1, 2023	By:	/s/ Michael K. Handley
	Name:	Michael K. Handley
	Title:	Chief Executive Officer